Exhibit 10.15

VOTING AND EXCHANGE TRUST AGREEMENT

THIS VOTING AND EXCHANGE TRUST AGREEMENT made as of ______________, 2022 among D-Wave Quantum Inc., a corporation existing under the laws of the State of Delaware (“D-Wave Quantum”), DWSI Canada Holdings ULC, an unlimited liability company existing under the laws of British Columbia (“CallCo”), D-Wave Quantum Technologies Inc., a company existing under the laws of British Columbia (“ExchangeCo”) and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada (the “Trustee”).

RECITALS:

A.

In connection with a transaction agreement (the “Transaction Agreement”) dated February 7, 2022 between DPCM Capital, Inc., DWSI Holdings Inc., D-Wave Quantum, CallCo, ExchangeCo and D-Wave Systems Inc. (the “Company”), ExchangeCo is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common and preferred shares of the Company pursuant to an arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) on the terms and conditions set out in the Plan of Arrangement.

B.

Pursuant to the Transaction Agreement, D-Wave Quantum, CallCo, ExchangeCo and the Trustee are required to enter into a voting and exchange trust agreement (this “Agreement”) substantially in the form of this Agreement.

C.	These recitals and any statements of fact in this Agreement are made by D-Wave Quantum, CallCo and ExchangeCo and not by the Trustee.

In consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of ExchangeCo and the following terms shall have the following meanings:

“1933 Act” has the meaning ascribed thereto in Section 5.10;

“30% Rule” means the rule precluding Public Sector Pension Investment Board from investing in, directly or indirectly, securities to which are attached more than thirty percent (30%) of the right to vote for the election of directors of a corporation (or members of any similar governing body of a company or entity);

“Agreement” has the meaning ascribed thereto in Recital B;

“Automatic Exchange Right” has the meaning ascribed thereto in Section 5.12(2);

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than D-Wave Quantum, CallCo and their affiliates;

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2;

“Board of Directors” means the board of directors of ExchangeCo;

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York, Wilmington, Delaware and Vancouver, British Columbia are open for the general transaction of business;

“CallCo” has the meaning ascribed thereto in the introductory paragraph;

“Change of Law Call Right” has the meaning ascribed thereto in Section [27.19(a)] of the Exchangeable Share Provisions;

“Commission” has the meaning ascribed thereto in Section 5.10;

“Current Market Price” means, in respect of a D-Wave Quantum Share on any date, the average closing price of a D-Wave Quantum Share on the NYSE during the period of 20 consecutive trading days ending on the third trading day immediately before such date or, if the D-Wave Quantum Shares are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the D-Wave Quantum Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the reasonable opinion of the Board of Directors the public distribution or trading activity of D-Wave Quantum Shares during such period does not reflect the fair market value of a D-Wave Quantum Share, then the Current Market Price of a D-Wave Quantum Share shall be determined in good faith by the Board of Directors, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate; and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding, absent manifest error;

“D-Wave Quantum” has the meaning ascribed thereto in the introductory paragraph;

“D-Wave Quantum Extraordinary Transaction” shall be deemed to have occurred if:

(i)

any person acquires, directly or indirectly, any voting security of D-Wave Quantum and, immediately after such acquisition, directly or indirectly owns, or exercises control and direction over, voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of D-Wave Quantum;

(ii)

the shareholders of D-Wave Quantum approve a merger, consolidation, recapitalization or reorganization of D-Wave Quantum other than any such transaction which would result in the holders of outstanding voting securities of D-Wave Quantum immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction;

(iii)	the shareholders of D-Wave Quantum approve a liquidation of D-Wave Quantum;

(iv)	D-Wave Quantum sells or disposes of all or substantially all of its assets;

(v)

D-Wave Quantum distributes securities or other property, by way of dividend, distribution, reorganization, spin-off, split-off or other similar event, to all holders of D-Wave Quantum Shares that constitutes, prior to the date of distribution, businesses, securities or assets (including equity interests of affiliates or investees of D-Wave Quantum) with a fair market value (as determined by the board of directors of D-Wave Quantum in its good faith judgment) equal to 10% or more of the fair market value of, or that constitutes 10% or more of the revenue or assets of, D-Wave Quantum and its affiliates, taken as a whole; or

(vi)	any other transaction or series of related transactions having a substantially similar effect;

“D-Wave Quantum Meeting” has the meaning ascribed thereto in Section 4.2;

“D-Wave Quantum Shares” means shares of common stock of D-Wave Quantum;

“D-Wave Quantum Successor” has the meaning ascribed thereto in Section 11.1(a);

“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement;

“Equivalent Vote Amount” means, with respect to any matter, proposition, proposal or question on which holders of D-Wave Quantum Shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of one D-Wave Quantum Share is entitled with respect to such matter, proposition or question;

“Exchange Right” has the meaning ascribed thereto in Section 5.1;

“Exchangeable Share Consideration” means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Company in respect of such Exchangeable Share, or purchase of such Exchangeable Share pursuant to the Exchangeable Share Provisions, the Support Agreement or this Agreement:

(i)

one D-Wave Quantum Share multiplied by the Exchangeable Share Exchange Ratio on the Business Day immediately preceding the date on which the Exchangeable Share Price in respect of the Exchangeable Share Consideration being delivered is calculated; plus

(ii)	a cheque or cheques payable at par at any branch of the bankers of the payor in the amount contemplated by clause (ii) and (iv) of the Exchangeable Share Price; plus

(iii)	such stock or other property contemplated by clause (iii) of the Exchangeable Share Price;

provided that: (A) the part of the consideration which represents (iii) above shall be fully paid and satisfied by delivery of such non-cash items; (B) in each case, any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (C) in each case, any such consideration shall be paid without interest and less any tax required to be deducted and withheld therefrom;

“Exchangeable Share Exchange Ratio” means, at any time and in respect of each Exchangeable Share, an amount equal to 1.00000, as at the Effective Date, as cumulatively adjusted from time to time thereafter by increasing the Exchangeable Share Exchange Ratio on each date after the Effective Date on which the board of directors of D-Wave Quantum pays any dividend or other distribution on the D-Wave Quantum Shares by an amount, rounded to the nearest five decimal places, equal to (a)(i) the amount of such dividend or other distribution (which, in the case of a non-cash dividend, shall equal the fair value as determined by the Board of Directors in good faith and in its sole discretion), expressed on a per D-Wave Quantum Share basis, multiplied (ii) by the Exchangeable Share Exchange Ratio in effect on the Business Day immediately preceding the record date set for such dividend or other distribution, divided by (b) the Current Market Price on the record date set for such dividend or other distribution, and any such adjustment shall be determined by the Board of Directors in good faith and in its sole discretion and any such determination by the Board of Directors shall be conclusive and binding; provided, however, that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the Board of Directors determines in good faith and in its sole discretion that ExchangeCo would be liable for any unrecoverable tax as a result of paying any such dividend or distribution and determines to adjust the Exchangeable Share Exchange Ratio in lieu of paying an equivalent dividend or other distribution on the Exchangeable Shares in accordance with these Exchangeable Share Provisions;

“Exchangeable Share Price” means, at any time, for each Exchangeable Share, an amount equal to the aggregate of:

(i)

the Current Market Price of one D-Wave Quantum Share at such time multiplied by the Exchangeable Share Exchange Ratio on the Business Day immediately preceding the date on which the Exchangeable Share Price is calculated;

(ii)

the full amount of all cash dividends declared, or, to the extent a cash dividend has been declared by D-Wave Quantum on the D-Wave Quantum Shares at such time for which a corresponding cash dividend on the Exchangeable Shares would be required to be, but has as not yet been, declared, undeclared (but only to the extent ExchangeCo has not taken one of the alternative actions permitted under these Exchangeable Share Provisions to account for such declaration by D-Wave Quantum), payable and unpaid, at such time, on such Exchangeable Share;

(iii)	the full amount of all non-cash dividends declared, payable and unpaid, at such time, on such Exchangeable Share; and

(iv)

the full amount of all dividends declared and payable in respect of each D-Wave Quantum Share (as adjusted by the Exchangeable Share Exchange Ratio from time to time) which have not, at such time, been paid on such Exchangeable Share in accordance herewith or adjusted for under the Exchangeable Share Exchange Ratio;

“Exchangeable Shares” has the meaning ascribed thereto in Recital A;

“ExchangeCo” has the meaning ascribed thereto in the introductory paragraph;

“Indemnified Parties” has the meaning ascribed thereto in Section 9.1;

“Insolvency Event” means (i) the institution by ExchangeCo of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of ExchangeCo to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, (ii) the filing by ExchangeCo of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), or the failure by ExchangeCo to contest in good faith any such proceedings commenced in respect of ExchangeCo within 30 days of becoming aware thereof, or the consent by ExchangeCo to the filing of any such petition or to the appointment of a receiver, (iii) the making by ExchangeCo of a general assignment for the benefit of creditors, or the admission in writing by ExchangeCo of its inability to pay its debts generally as they become due, or (iv) ExchangeCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section [27.6(a)(iii)] of the Exchangeable Share Provisions specified in a retraction request delivered to ExchangeCo in accordance with Section [27.6] of the Exchangeable Share Provisions;

“Liquidation Call Right” has the meaning ascribed thereto in Section [27.17(a)] of the Exchangeable Share Provisions;

“Liquidation Event” has the meaning ascribed thereto in Section 5.12(1)(a);

“Liquidation Event Effective Date” has the meaning ascribed thereto in Section 5.12(2);

“List” has the meaning ascribed thereto in Section 4.6;

“NYSE” means the New York Stock Exchange;

“Officer’s Certificate” means, with respect to D-Wave Quantum, CallCo or ExchangeCo, a certificate signed by any one of the respective directors or officers of D-Wave Quantum, CallCo or ExchangeCo;

“Other Corporation” has the meaning ascribed thereto in Section 11.4(c);

“Other Shares” has the meaning ascribed thereto in Section 11.4(c);

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Exhibit D to the means the transaction agreement dated February 7, 2022 between DPCM Capital, Inc., D-Wave Quantum, DWSI Holdings Inc., CallCo, D-Wave

Systems Inc. and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms, including any appendices thereto, and any amendments, modifications or supplements thereto made from time to time in accordance with its terms and the terms of such transaction agreement;

“Privacy Laws” has the meaning ascribed thereto in Section 7.18;

“Redemption Call Right” has the meaning ascribed thereto in Section [27.18(a)] of the Exchangeable Share Provisions;

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares, which date shall be the Sunset Date, unless, prior to that time:

(i)

the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by D-Wave Quantum and its affiliates) is less than 5% of the number of Exchangeable Shares issued and outstanding on the Effective Date (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any stock or share dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the Effective Date as it may determine, upon at least 30 days’ prior written notice to the holders of the Exchangeable Shares and the Trustee, unless so accelerating such redemption date and exercising such redemption right on such accelerated redemption date would result in any holder of Exchangeable Shares being in violation of Canadian pension regulations that restrict it from owning more than 30% of the securities that vote for the election of directors of D-Wave Quantum (including, for greater certainty, the 30% Rule); or

(ii)

a D-Wave Quantum Extraordinary Transaction is proposed, in which case, provided the Board of Directors determines in good faith that it is not practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such D-Wave Quantum Extraordinary Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by D-Wave Quantum and its affiliates) is necessary to enable the completion of such D-Wave Quantum Extraordinary Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances, unless so accelerating such redemption date and exercising such redemption right on such accelerated redemption date would result in any holder of Exchangeable Shares being in violation of Canadian pension regulations that restrict it from owning more than 30%

of the securities that vote for the election of directors of D-Wave Quantum (including, for greater certainty, the 30% Rule);

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i) or (ii) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption;

“Registration Statement” has the meaning ascribed thereto in Section 5.10;

“Retracted Shares” has the meaning ascribed thereto in Section 5.7;

“Retraction Call Right” has the meaning ascribed thereto in Section [27.6(a)(i)(C)] of the Exchangeable Share Provisions;

“Special Voting Share” means the special voting share in the capital of D-Wave Quantum, issued by D-Wave Quantum to and deposited with the Trustee, which, at any time, entitles the holder of record to that number of votes at meetings of holders of D-Wave Quantum Shares equal to the number of Exchangeable Shares outstanding at such time (excluding Exchangeable Shares held by D-Wave Quantum, CallCo and their affiliates) multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole vote;

“Support Agreement” means the exchangeable share support agreement dated the date hereof between D-Wave Quantum, CallCo and ExchangeCo;

“Sunset Date” means the later of (A) the fifth anniversary of the Effective Date and (B) the date that the redemption of the Exchangeable Shares would not result in any holder of Exchangeable Shares being in violation of Canadian pension regulations that restrict it from owning more than 30% of the securities that vote for the election of directors of D-Wave Quantum (including, for greater certainty, the 30% Rule);

“Transaction Agreement” has the meaning ascribed thereto in Recital A;

“Transfer Agent” means [Computershare Investor Services Inc.] or such other person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares;

“Trust” means the trust created by this Agreement under the laws of the Province of British Columbia;

“Trust Estate” means the Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Right and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement;

“Trustee” has the meaning ascribed thereto in the introductory paragraph; and

“Voting Rights” means the voting rights attached to the Special Voting Share.

1.2 Interpretation Not Affected by Headings. The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3 Number, Gender, etc. In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

1.4 Date for any Action. If the date on which any action is required to be taken hereunder by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5 Currency. Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of United States and “$” refers to United States dollars.

1.6 Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

ARTICLE 2

PURPOSE OF AGREEMENT

2.1 Establishment of Trust. The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries as herein provided. D-Wave Quantum, as the settlor of the Trust, hereby appoints the Trustee as trustee of the Trust. The Trustee shall hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and shall hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3

SPECIAL VOTING SHARE

3.1 Issue and Ownership of the Special Voting Share. Immediately following execution and delivery of this Agreement, D-Wave Quantum shall issue to and deposit with the Trustee the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. D-Wave Quantum hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of $1.00 and other good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by D-Wave Quantum to the Trustee. During the term of the Trust, and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share; provided, however, that:

(a)	the Trustee shall hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)	except as specifically authorized by this Agreement, the Trustee shall have no power or authority to sell, transfer, vote or otherwise deal in or with the Special

Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose (including for exercising dissent or appraisal rights relating to the Special Voting Share) other than the purposes for which this Trust is created pursuant to this Agreement.

3.2 Legended Non-Transferable Acknowledgements. ExchangeCo shall cause each non-transferable acknowledgement representing Exchangeable Shares to bear a legend notifying the Beneficiary of such shares of their or its right to instruct the Trustee with respect to the exercise of that portion of the Voting Rights which corresponds to the number of Exchangeable Shares held by each such Beneficiary.

3.3 Safe Keeping of Certificate. Any certificate representing the Special Voting Share delivered to the Trustee shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1 Voting Rights. The Trustee, as the holder of record of the Special Voting Share, shall be entitled to exercise all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of D-Wave Quantum at a D-Wave Quantum Meeting. The Voting Rights shall be and remain vested in and exercisable by the Trustee on behalf of the Beneficiaries as provided in this Agreement. Subject to Section 7.15:

(a)

the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by D-Wave Quantum or by applicable law for such D-Wave Quantum Meeting who are entitled to instruct the Trustee as to the voting thereof;

(b)

to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights in respect of which such Beneficiary is entitled to instruct the Trustee, the Trustee shall not exercise or permit the exercise of such Voting Rights; and

(c)

without prejudice to paragraph (b) above, under no circumstances shall the Trustee exercise or permit the exercise of a number of Voting Rights which is greater than the number of Exchangeable Shares outstanding at the relevant time multiplied by the Exchangeable Share Exchange Ratio.

4.2 Number of Votes. With respect to all meetings of shareholders of D-Wave Quantum at which holders of D-Wave Quantum Shares are entitled to vote (each, a “D-Wave Quantum Meeting”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, that number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary at the close of business on the record date established by D-Wave Quantum or by applicable law for such D-Wave Quantum Meeting, multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole vote (collectively, the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such D-Wave Quantum Meeting.

4.3 Mailings to Shareholders.

(1)

With respect to each D-Wave Quantum Meeting, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as D-Wave Quantum utilizes in communications to holders of D-Wave Quantum Shares, subject to applicable regulatory requirements and to the Trustee being advised in writing of such manner of communications and provided that such manner of communications is reasonably available to the Trustee) to each Beneficiary named in the applicable List on the same day as the mailing (or other communication) with respect thereto is commenced by D-Wave Quantum to its shareholders:

(a)

a copy of such mailing, together with any related materials, including, without limitation, any proxy circular or information statement or listing particulars, to be provided to shareholders of D-Wave Quantum;

(b)

a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such D-Wave Quantum Meeting or, pursuant to Section 4.7, to attend such D-Wave Quantum Meeting and to exercise personally the Beneficiary Votes thereat, as the proxy of the Trustee;

(c)

a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give (A) a proxy to such Beneficiary or their or its designee to exercise personally such holder’s Beneficiary Votes, or (B) a proxy to a designated agent or other representative of D-Wave Quantum to exercise such holder’s Beneficiary Votes;

(d)	a statement that if no such instructions are received from such Beneficiary, the Beneficiary Votes to which the Beneficiary is entitled will not be exercised;

(e)	a form of direction such Beneficiary may use to direct and instruct the Trustee as contemplated herein; and

(f)

a statement of (A) the time and date by which such instructions must be received by the Trustee in order for such instructions to be binding upon the Trustee, which in the case of a D-Wave Quantum Meeting shall not be earlier than the close of business on the Business Day immediately prior to the date by which D-Wave Quantum has required proxies to be deposited for such meeting, and (B) of the method for revoking or amending such instructions.

(2)

The materials referred to in this Section 4.3 shall be provided to the Trustee by D-Wave Quantum, and the materials referred to in Sections 4.3(1)(b), 4.3(1)(c), 4.3(1)(d), 4.3(1)(e) and 4.3(1)(f) shall be subject to reasonable comment by the Trustee in a timely manner. Subject to the foregoing, D-Wave Quantum shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of D-Wave Quantum Shares. D-Wave Quantum agrees not to communicate with holders of D-Wave Quantum Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, D-Wave Quantum may, at its option, exercise the duties of the Trustee to deliver copies of all materials to all Beneficiaries as required by this Section 4.3 so long as, in each case, D-Wave Quantum delivers a certificate to the Trustee stating that D-Wave Quantum has undertaken to perform the obligations of the Trustee set forth in this Section 4.3.

(3)

For the purpose of determining the number of Beneficiary Votes to which a Beneficiary is entitled in respect of any D-Wave Quantum Meeting, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by D-Wave Quantum or by applicable law for purposes of determining shareholders entitled to vote at such D-Wave Quantum Meeting. D-Wave Quantum shall notify the Trustee of any decision of the board of directors of D-Wave Quantum with respect to the calling of any D-Wave Quantum Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and, in any event, in reasonably sufficient time to enable the Trustee to perform the obligations of the Trustee set forth in this Section 4.3.

4.4 Copies of Shareholder Information. D-Wave Quantum shall deliver to the Trustee copies of all proxy materials (including, without limitation, notices of D-Wave Quantum Meetings but excluding proxies to vote D-Wave Quantum Shares), information statements, reports (including, without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed by D-Wave Quantum from time to time to holders of D-Wave Quantum Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to send those materials to each Beneficiary at the same time as such materials are first sent to holders of D-Wave Quantum Shares. The Trustee shall mail or otherwise send to each Beneficiary, at the expense of D-Wave Quantum, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by D-Wave Quantum) received by the Trustee from D-Wave Quantum contemporaneously with the sending of such materials to holders of D-Wave Quantum Shares. The Trustee shall also make available for inspection during regular business hours by any Beneficiary at the Trustee’s principal office in Vancouver, British Columbia all proxy materials, information statements, reports and other written communications that are:

(a)	received by the Trustee as the registered holder of the Special Voting Share and made available by D-Wave Quantum generally to the holders of D-Wave Quantum Shares; or

(b)	specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by D-Wave Quantum.

Notwithstanding the foregoing, D-Wave Quantum may, at its option, exercise the duties of the Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section 4.4 so long as, in each case, D-Wave Quantum delivers a certificate to the Trustee stating that D-Wave Quantum has undertaken to perform the obligations of the Trustee set forth in this Section 4.4.

4.5 Other Materials. As soon as reasonably practicable after receipt by D-Wave Quantum or shareholders of D-Wave Quantum (if such receipt is known by D-Wave Quantum) of any material sent or given by or on behalf of a third party to holders of D-Wave Quantum Shares generally, including dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, D-Wave Quantum shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee shall mail or otherwise send to each Beneficiary, at the expense of D-Wave Quantum, copies of all such materials received by the Trustee from D-Wave Quantum. The Trustee shall also make available for inspection during regular business hours by any Beneficiary at the Trustee’s principal office in Vancouver, British Columbia copies of all such materials. Notwithstanding the foregoing, D-Wave Quantum may, at its option, exercise the duties of the Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section 4.5 so long as, in each case, D-Wave Quantum delivers a certificate to the Trustee stating that D-Wave Quantum has undertaken to perform the obligations of the Trustee set forth in this Section 4.5.

4.6 List of Persons Entitled to Vote. ExchangeCo shall (a) prior to each annual or other D-Wave Quantum Meeting, and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a D-Wave Quantum Meeting, at the close of business on the record date established by D-Wave Quantum or pursuant to applicable law for determining the holders of D-Wave Quantum Shares entitled to receive notice of and/or to vote at such D-Wave Quantum Meeting. Each such List shall be delivered to the Trustee promptly after receipt by ExchangeCo of such request or the record date for such meeting and, in any event, within sufficient time as to permit the Trustee to perform its obligations under this Agreement. D-Wave Quantum agrees to give ExchangeCo notice (with a copy to the Trustee) of the calling of any D-Wave Quantum Meeting together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent, so as to enable ExchangeCo to perform its obligations under this Section 4.6.

4.7 Entitlement to Direct Votes. Subject to Section 4.8 and Section 4.11, any Beneficiary named in a List prepared in connection with any D-Wave Quantum Meeting shall be entitled to (a) instruct the Trustee in the manner described in Section 4.2 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled, (b) attend such meeting and personally exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled, or (c) appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Beneficiary Votes to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8 Voting by Trustee and Attendance of Trustee Representative at Meeting.

(1)

In connection with each D-Wave Quantum Meeting, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.2, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes that are the subject of Section 4.8(2); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

(2)

To the extent so instructed in accordance with the terms of this Agreement, the Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Beneficiary to attend a D-Wave Quantum Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question, proposal or proposition.

4.9 Distribution of Written Materials. Any written materials distributed by the Trustee to the Beneficiaries pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as D-Wave Quantum utilizes in communications to holders of D-Wave Quantum Shares, subject to applicable regulatory requirements and to the Trustee being advised in writing of such manner of communications and provided that such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar. In connection with each such distribution, ExchangeCo shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense, a current List, and upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement. ExchangeCo’s obligations under this Section 4.9 shall be deemed satisfied to the extent D-Wave Quantum exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and ExchangeCo provides the required information and materials to D-Wave Quantum.

4.10 Termination of Voting Rights. Except as otherwise provided in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall lapse and be deemed to be surrendered by the Beneficiary to D-Wave Quantum or CallCo, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon:

(a)

the delivery by such holder to the Trustee of the certificates (if any) representing such Exchangeable Shares and other required documentation in connection with the exercise by the Beneficiary of the Exchange Right;

(b)	the occurrence of the automatic exchange of Exchangeable Shares for D-Wave Quantum Shares, as specified in Article 5 (unless D-Wave Quantum shall not have delivered the requisite D-Wave Quantum Shares deliverable in exchange therefor to the Trustee pending delivery to the Beneficiaries);

(c)	the retraction or redemption of Exchangeable Shares pursuant to Section [27.6] or [27.7] of the Exchangeable Share Provisions;

(d)

the effective date of the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs pursuant to Section [27.5] of the Exchangeable Share Provisions; or

(e)

upon the purchase of Exchangeable Shares from the holder thereof by D-Wave Quantum or CallCo, as the case may be, pursuant to the exercise by D-Wave Quantum or CallCo of the Liquidation Call Right, the Redemption Call Right, the Change of Law Call Right or the Retraction Call Right (unless, in any case, D-Wave Quantum or CallCo, as the case may be, shall not have delivered the requisite consideration deliverable in exchange therefor).

4.11 Disclosure of Interest in Exchangeable Shares. The Trustee or ExchangeCo shall be entitled to require any Beneficiary or any person whom the Trustee or ExchangeCo, as the case may be, knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to (a) confirm that fact, or (b) give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity securities” of ExchangeCo) under Section 5.2 of National Instrument 62-104 Take-Over Bids and Issuer Bids or as would be required under the articles of D-Wave Quantum or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, if and only to the extent that the Exchangeable Shares (as multiplied by the Exchangeable Share Exchange Ratio) were D-Wave Quantum Shares. If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of D-Wave Quantum may take any action permitted under the articles or bylaws of D-Wave Quantum or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary as if, and only to that the extent that, the Exchangeable Shares (as multiplied by the Exchangeable Share Exchange Ratio) were D-Wave Quantum Shares.

ARTICLE 5

EXCHANGE AND AUTOMATIC EXCHANGE

5.1 Grant and Ownership of the Exchange Right and Automatic Exchange Right.

(1)

D-Wave Quantum and, in the case of the Exchange Right, CallCo hereby grant to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries (i) the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require CallCo or D-Wave Quantum (provided that D-Wave Quantum may, in its sole discretion, cause CallCo to purchase in its stead to the extent permitted by applicable law) to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary, all in accordance with the provisions of this Agreement, and (ii) the Automatic Exchange Right. Each of D-Wave Quantum and CallCo hereby acknowledge receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by D-Wave Quantum or CallCo, as the case may be, to the Trustee.

(2)

During the term of the Trust, and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Trustee shall:

(a)

hold the Exchange Right and the Automatic Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)

except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2 Legended Non-transferable Acknowledgements. ExchangeCo shall cause each non-transferrable acknowledgement representing Exchangeable Shares to bear the following legend notifying the Beneficiary in respect of the Exchangeable Shares represented by such non-transferrable acknowledgement of (a) their or its right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by such Beneficiary and (b) the Automatic Exchange Right:

THE SHARES REPRESENTED BY THIS NON-TRANSFERRABLE ACKNOWLEDGEMENT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AND EXCHANGE TRUST AGREEMENT WHICH PROVIDES FOR, AMONG OTHER THINGS, (A) THE RIGHT OF THE HOLDER TO INSTRUCT THE TRUSTEE IN RESPECT OF THE EXERCISE OF THE EXCHANGE RIGHT, AND (B) AN AUTOMATIC EXCHANGE RIGHT.

5.3 General Exercise of Exchange Right. The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 7.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from any Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4 Purchase Price. The purchase price payable by D-Wave Quantum or CallCo, as the case may be, for each Exchangeable Share to be purchased by D-Wave Quantum or CallCo, as the case may be, pursuant to the exercise of the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of the closing of the purchase and sale of such Exchangeable Share pursuant to such exercise of the Exchange Right, which price may be satisfied only by D-Wave Quantum or CallCo, as the case may be, delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing such Exchangeable Share Price. Upon payment by D-Wave Quantum or CallCo, as the case may be, of the Exchangeable Share Price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by ExchangeCo and ExchangeCo shall cease to be obligated to pay any amount in respect of such dividends.

5.5 Exercise Instructions. Subject to the terms and conditions set forth herein, a Beneficiary shall be entitled upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary. In order to cause the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of a Beneficiary, such Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Vancouver, British Columbia or at such other place as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates (if any) representing the Exchangeable Shares which such Beneficiary desires D-Wave Quantum or CallCo to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the Business Corporations Act (British Columbia), the articles of ExchangeCo and such additional documents and instruments as D-Wave Quantum, ExchangeCo or the Trustee may reasonably require together with:

(a)

a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share non-transferable acknowledgements, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require D-Wave Quantum or CallCo to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by D-Wave Quantum or CallCo free and clear of all liens, claims, security interests and encumbrances, and (iii) the names in which the D-Wave Quantum Shares issuable in connection with the exercise of the Exchange Right are to be issued; and

(b)	payment (or evidence satisfactory to D-Wave Quantum, ExchangeCo and the Trustee of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement;

provided that if only a part of the Exchangeable Shares represented by any non-transferable acknowledgement are to be purchased by D-Wave Quantum or CallCo pursuant to the exercise of the Exchange Right, a new non-transferable acknowledgement for the balance of such Exchangeable Shares shall be issued to the holder at the expense of ExchangeCo.

5.6 Delivery of D-Wave Quantum Shares; Effect of Exercise. Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares (if any) which a Beneficiary desires D-Wave Quantum or CallCo to purchase pursuant to the exercise of the Exchange Right, together with a notice of exercise and such other documents and instruments specified by Section 5.5, the Trustee shall notify D-Wave Quantum, CallCo and ExchangeCo of its receipt of the same, which notice to D-Wave Quantum, CallCo and ExchangeCo shall constitute exercise of the Exchange Right by the Trustee on behalf of such Beneficiary in respect of such Exchangeable Shares, and D-Wave Quantum or CallCo, as the case may be, shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with such exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to D-Wave Quantum, CallCo, ExchangeCo and the Trustee of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to D-Wave Quantum, CallCo and ExchangeCo of any exercise of the Exchange Right, as provided in this

Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary in respect of such Exchangeable Shares shall be deemed to have transferred to D-Wave Quantum or CallCo, as the case may be, all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Exchangeable Share Consideration in respect of such Exchangeable Shares, unless such Exchangeable Share Consideration is not delivered by D-Wave Quantum or CallCo, as the case may be, to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is so delivered. Upon delivery of such Exchangeable Share Consideration to the Trustee, the Trustee shall promptly deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with the closing of the transaction of purchase and sale contemplated by such exercise of the Exchange Right, the Beneficiary shall be considered and deemed for all purposes to be the holder of the D-Wave Quantum Shares delivered to it pursuant to such exercise of the Exchange Right.

5.7 Exercise of Exchange Right Subsequent to Retraction. In the event that a Beneficiary has exercised its retraction right under Section [27.6(a)] of the Exchangeable Share Provisions to require ExchangeCo to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by ExchangeCo pursuant to Section [27.6(a)(iii)] of the Exchangeable Share Provisions that ExchangeCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from ExchangeCo, and provided that neither D-Wave Quantum nor CallCo shall have exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to ExchangeCo pursuant to Section [27.6(a)(iv)] of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that ExchangeCo is unable to redeem. In any such event, ExchangeCo hereby agrees with the Trustee, and in favour of the Beneficiary, promptly to notify the Trustee of such prohibition against ExchangeCo and to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to ExchangeCo or to the Transfer Agent in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that ExchangeCo is not permitted to redeem and will require D-Wave Quantum or, at the option of D-Wave Quantum, CallCo, to purchase such shares in accordance with the provisions of this Article 5.

5.8 Stamp or Other Transfer Taxes. Upon any sale or transfer of Exchangeable Shares to D-Wave Quantum or CallCo pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, the D-Wave Quantum Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or transferred or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold or transferred; provided, however, that such Beneficiary (a) shall pay (and none of D-Wave Quantum, CallCo, ExchangeCo or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes or duties that may be payable in respect of any sale or transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary including, without limitation, in the event that Exchangeable Shares are being delivered, sold or transferred in the name of a clearing service or depositary or a nominee thereof, or (b) shall have evidenced to the satisfaction of D-Wave Quantum, CallCo, ExchangeCo and the Trustee that such taxes or duties (if any) have been paid.

5.9 Notice of Insolvency Event. As soon as reasonably practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, D-Wave Quantum and ExchangeCo shall give written notice thereof to the Trustee. As soon as reasonably practicable after receiving notice from D-Wave Quantum or ExchangeCo of the occurrence of an Insolvency Event, or upon the Trustee otherwise becoming aware of an Insolvency Event, the Trustee shall mail to each Beneficiary, at the expense of D-Wave Quantum (such funds to be received in advance), a notice of such Insolvency Event in the form provided by D-Wave Quantum, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10 U.S. Securities Law Compliance and Listing of D-Wave Quantum Shares. D-Wave Quantum covenants and agrees that it shall use its commercially reasonable efforts to (a) file a registration statement (the “Registration Statement”) on Form S-1 (or any successor form) under the U.S. Securities Act of 1933, as amended (the “1933 Act”) to register any and all of the D-Wave Quantum Shares to be issued or delivered to holders of the Exchangeable Shares by D-Wave Quantum or CallCo (including, for greater certainty, pursuant to the Exchange Right or the Automatic Exchange Right), (b) cause the Registration Statement to become effective as promptly as reasonably practicable after the time that any Exchangeable Shares are first issued (and in any event no later than the earlier of (i) the 60th calendar day (or if the Securities and Exchange Commission (the “Commission”) notifies D-Wave Quantum that it will “review” the Registration Statement, 90th calendar day) following the date on which any Exchangeable Shares are first issued, and (ii) the 5th Business Day after the date D-Wave Quantum is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review), and (c) cause the Registration Statement (or a successor registration statement) to remain effective at all times that any Exchangeable Shares remain outstanding. Without limiting the generality of the foregoing, D-Wave Quantum and CallCo each covenant and agree that it will take all such actions and do all such things as are reasonably necessary or desirable to make such filings and seek such regulatory consents and approvals as are necessary so that the D-Wave Quantum Shares to be issued or delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Support Agreement and this Agreement will be offered, sold, issued and delivered in compliance with the 1933 Act and all applicable state securities laws, and applicable securities laws in Canada and will use commercially reasonable efforts to ensure that the D-Wave Quantum Shares will not be subject to any hold period as contemplated by Rule 144 under the 1933 Act or subject to any “hold period” resale restriction under National Instrument 45-102 Resale of Securities. D-Wave Quantum will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all D-Wave Quantum Shares to be delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Support Agreement and this Agreement to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding D-Wave Quantum Shares have been listed by D-Wave Quantum and remain listed and are quoted or posted for trading at such time.

5.11 D-Wave Quantum Shares. D-Wave Quantum hereby represents, warrants and covenants that the D-Wave Quantum Shares deliverable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12 Automatic Exchange on Liquidation of D-Wave Quantum

(1)	D-Wave Quantum shall give the Trustee written notice of each of the following events (each, a “Liquidation Event”) at the time set forth below:

(a)

in the event of any determination by the board of directors of D-Wave Quantum to institute voluntary liquidation, dissolution or winding-up proceedings with respect to D-Wave Quantum or to effect any other distribution of assets of D-Wave Quantum among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(b)

as soon as practicable following the earlier of (A) receipt by D-Wave Quantum of notice of, and (B) D-Wave Quantum otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of D-Wave Quantum or to effect any other distribution of assets of D-Wave Quantum among its shareholders for the purpose of winding up its affairs, in each case where D-Wave Quantum has failed to contest in good faith any such proceeding commenced in respect of D-Wave Quantum within 30 days of becoming aware thereof.

(2)

As soon as practicable following receipt by the Trustee from D-Wave Quantum of notice of a Liquidation Event, the Trustee shall give notice thereof to the Beneficiaries. Such notice shall be provided by D-Wave Quantum to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for D-Wave Quantum Shares provided for in Section 5.12(3) (the “Automatic Exchange Right”).

(3)

In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of D-Wave Quantum Shares in the distribution of assets of D-Wave Quantum in connection with a Liquidation Event, immediately prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event, each of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by D-Wave Quantum, CallCo and their affiliates) shall be automatically exchanged for one D-Wave Quantum Share multiplied by the Exchangeable Share Exchange Ratio. To effect such automatic exchange, D-Wave Quantum (or, if D-Wave Quantum so decides, in its sole discretion and to the extent permitted by applicable law, CallCo) shall purchase each such Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall sell each Exchangeable Share held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to the Exchangeable Share Price immediately prior to the Liquidation Event Effective Date, which price shall be satisfied in full by D-Wave Quantum or CallCo, as applicable, delivering to such holder the Exchangeable Share Consideration representing such Exchangeable Share Price. For greater certainty, the Beneficiary shall upon delivery of the Exchangeable Share Consideration cease to have any rights to be paid by ExchangeCo any amount in respect of declared and unpaid dividends on the Exchangeable Shares.

(4)

The closing of the transaction of purchase and sale contemplated by any exercise of the Automatic Exchange Right shall be deemed to have occurred at the close of business on the Business Day immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall be deemed to have transferred to D-Wave Quantum or CallCo, as applicable, all of such Beneficiary’s right, title and interest in and to the Exchangeable Shares held by such Beneficiary free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from ExchangeCo shall be deemed to be satisfied and discharged, and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and D-Wave Quantum or CallCo, as applicable, shall deliver or cause to be delivered to the Trustee, for delivery to such Beneficiary, the Exchangeable Share Consideration deliverable to such Beneficiary upon such exercise of the Automatic Exchange Right. Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the D-Wave Quantum Shares included in the Exchangeable Share Consideration to be delivered to such Beneficiary and the non-transferable acknowledgements held by such Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with D-Wave Quantum or CallCo, as applicable, pursuant to the exercise of the Automatic Exchange Right shall thereafter be deemed to represent the D-Wave Quantum Shares issued to such Beneficiary by D-Wave Quantum or CallCo, as applicable, pursuant to the exercise of the Automatic Exchange Right.

5.13 Withholding Rights. D-Wave Quantum, CallCo, ExchangeCo, the Trustee and any other person that has any withholding obligation with respect to any amount paid, deemed paid or otherwise deliverable under this Agreement to any holder of Exchangeable Shares or D-Wave Quantum Shares (any such person, an “Other Withholding Agent”) shall be entitled to deduct and withhold or direct D-Wave Quantum, CallCo, ExchangeCo, the Trustee or any Other Withholding Agent to deduct or withhold on their behalf, from any such amounts as D-Wave Quantum, CallCo, ExchangeCo, the Trustee or Other Withholding Agent is required to deduct and withhold with respect to such payment or deemed payment under the Income Tax Act (Canada) or United States tax laws or any provision of federal, provincial, territorial, state, local, foreign or other tax law, in each case as amended or succeeded. D-Wave Quantum, CallCo, ExchangeCo, the Trustee and any Other Withholding Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted and withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid to the holder of the shares to whom such amounts would otherwise have been paid or deemed paid and such deducted or withheld amounts shall be timely remitted to the appropriate governmental authority as required by applicable law. To the extent that the amount so required to be deducted or withheld from any payment or deemed payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder (such difference, a “Withholding Shortfall”), D-Wave Quantum, CallCo, ExchangeCo, the Trustee and any Other Withholding Agent are hereby authorized to sell or otherwise dispose of, or direct D-Wave Quantum, CallCo, ExchangeCo, the Trustee or any Other Withholding Agent to sell or otherwise dispose of, on their account or through a broker (the “Broker”) and on behalf of the relevant holder, or require such holder to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to D-Wave Quantum, CallCo, ExchangeCo, the Trustee and any Other Withholding Agent, as appropriate (and, in the absence of such irrevocable direction, the holder shall be deemed to have provided such irrevocable direction) such portion of the consideration as is necessary to provide sufficient funds (after deducting commissions payable to the Broker and other costs and expenses) to D-Wave Quantum, CallCo, ExchangeCo, the Trustee or the Other Withholding Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and D-Wave Quantum, CallCo, ExchangeCo, the Trustee or the Other Withholding Agent, as the case may be, shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Each of D-Wave Quantum, CallCo, ExchangeCo, the Trustee and any Other Withholding Agent, as applicable, shall act in a commercially reasonable manner in respect of any withholding obligation; however, none of D-Wave Quantum, CallCo, ExchangeCo, the Trustee and any Other Withholding Agent, as applicable, will be liable for any loss arising out of any sale or other disposal of such consideration, including any loss relating to the manner or timing of such sale or other disposal, the prices at which the consideration is sold or otherwise disposed of or otherwise.

5.14 No Fractional Shares. A holder of an Exchangeable Share shall not be entitled to any fraction of a D-Wave Quantum Share upon the exercise of the Exchange Right or Automatic Exchange Right hereunder and such holder otherwise entitled to a fractional interest shall be entitled to receive for such fractional interest from the Company, D-Wave Quantum or CallCo, as the case may be, a cash payment equal to such fractional interest multiplied by the Current Market Price.

ARTICLE 6

RESTRICTIONS ON ISSUE OF SPECIAL VOTING SHARES

6.1 Issue of Additional Special Voting Shares. During the term of this Agreement, D-Wave Quantum shall not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with Section [27.10(b)] of the Exchangeable Share Provisions, issue any Special Voting Shares other than the Special Voting Share issued pursuant to Section 3.1.

ARTICLE 7

CONCERNING THE TRUSTEE

7.1 Powers and Duties of the Trustee

(1)	The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(a)	receipt and deposit of the Special Voting Share from D-Wave Quantum as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)	granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c)	voting the Beneficiary Votes on the direction and behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(d)

receiving the grant of the Exchange Right from D-Wave Quantum and CallCo, and the Automatic Exchange Right from D-Wave Quantum, as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)

exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries the Exchangeable Share Consideration to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)	taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of D-Wave Quantum, CallCo and ExchangeCo under this Agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this Agreement to be carried out by the Trustee.

(2)

In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

(3)

The Trustee, in exercising its rights, powers, duties and authorities hereunder, shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(4)

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2 Conflict of Interest. If the Trustee has a material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the Supreme Court of British Columbia for an order that the Trustee be replaced as Trustee hereunder.

7.3 Dealings with Transfer Agents, Registrars, etc.

(1)	Each of D-Wave Quantum, CallCo and ExchangeCo irrevocably authorizes the Trustee, from time to time, to:

(a)

consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and D-Wave Quantum Shares; and

(b)

requisition, from time to time, from any such registrar or transfer agent, any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.

(2)

Each of D-Wave Quantum and CallCo irrevocably authorizes its respective registrar and transfer agent to comply with all such requests and covenants that it shall supply the Trustee or its transfer agent, as the case may be, in a timely manner with duly executed non-transferable acknowledgements for the purpose of completing the exercise from time to time of all rights to acquire D-Wave Quantum Shares hereunder, under the Exchangeable Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Exchangeable Share Provisions or otherwise.

7.4 Books and Records. The Trustee shall keep available for inspection during regular business hours by D-Wave Quantum, CallCo and ExchangeCo at the Trustee’s principal office in Vancouver, British Columbia correct and complete books and records of account relating to the Trust created by, and Trustee’s actions under, this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Right. On or before [March 31, 2023], and on or before [March 31] in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to D-Wave Quantum, CallCo and ExchangeCo a brief report upon request, dated as of the preceding [December 31], with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)

the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance and delivery by D-Wave Quantum or CallCo of D-Wave Quantum Shares in connection with the Exchange Right, during the calendar year ended on such [December 31]; and

(c)	any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

7.5 Income Tax Returns and Reports. The Trustee shall, to the extent necessary, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law, by any court, tribunal, government, governmental or regulatory agency or public official, or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors (who may be experts or advisors to D-Wave Quantum, CallCo and/or ExchangeCo) as the Trustee considers necessary or advisable. If requested by the Trustee, D-Wave Quantum shall retain or caused to be retained qualified experts or advisors for the purpose of providing such tax advice or assistance.

7.6 Indemnification Prior to Certain Actions by Trustee

(1)

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to Section 7.15, and with respect to the Exchange Right and the Automatic Exchange Right pursuant to Article 5.

(2)

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7 Action of Beneficiaries. No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right or the Automatic Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8 Reliance Upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 7.9, if applicable, and with any other applicable provisions of this Agreement.

7.9 Evidence and Authority to Trustee

(1)

D-Wave Quantum, CallCo and/or ExchangeCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by D-Wave Quantum, CallCo and/or ExchangeCo or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights, the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of D-Wave Quantum, CallCo and/or ExchangeCo promptly if and when:

(a)	such evidence is required by any other Section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

(b)

the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives D-Wave Quantum, CallCo and/or ExchangeCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2)

Such evidence shall consist of an Officer’s Certificate of D-Wave Quantum, CallCo and/or ExchangeCo or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

(3)

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of D-Wave Quantum, CallCo and/or ExchangeCo, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person; provided, however, that if such report or opinion is furnished by a director, officer or employee of D-Wave Quantum, CallCo and/or ExchangeCo it shall be in the form of an Officer’s Certificate or a statutory declaration.

(4)

Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(a)	declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(c)

declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

7.10 Experts, Advisers and Agents. The Trustee may:

(a)

in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by D-Wave Quantum, CallCo and/or ExchangeCo or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b)	employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

(c)

pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11 Investment of Moneys Held by Trustee. Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested or reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust moneys or as otherwise agreed upon in writing by the Trustee and ExchangeCo, provided that such securities are stated to mature within two years after their purchase by the Trustee and in any event prior to the Sunset Date, and the Trustee shall so invest such money on the written direction of ExchangeCo. Pending the investment of any money as herein provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of ExchangeCo, in the deposit department of the Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits. The Trustee shall not be held liable for any losses incurred in the investment of any funds as herein provided and all interest on monies held by or on behalf of the Trustee shall be for the account of ExchangeCo and held by the Trustee for the benefit of ExchangeCo.

7.12 Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13 Trustee Not Bound to Act on Request. Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of D-Wave Quantum, CallCo and/or ExchangeCo or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee, acting reasonably, to be genuine. The Trustee shall have the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation or regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation or regulation, then it shall have the right to resign on fifteen days written notice to the other parties to this Agreement, provided that (a) the Trustee’s written notice shall describe the circumstances of such non-compliance and (b) if such circumstances are rectified to the Trustee’s satisfaction within such fifteen day period, such resignation shall not be effective.

7.14 Authority to Carry on Business. The Trustee represents to D-Wave Quantum, CallCo and ExchangeCo that, at the date of execution and delivery by it of this Agreement, it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Right and the other rights granted in or resulting from the Trustee being a party to this Agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province or territory of Canada, either become so authorized or resign in the manner and with the effect specified in Article 10.

7.15 Conflicting Claims

(1)

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)

the rights of all adverse claimants with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction and all rights of appeal have expired; or

(b)

all differences with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(2)

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16 Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for, by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

7.17 Third Party Interests. Each party to this Agreement hereby represents to the Trustee that any account to be opened by, or interest to be held by the Trustee in connection with this Agreement, for or to the credit of such party, either (a) is not intended to be used by or on behalf of any third party, or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

7.18 Privacy. The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, no party shall take or direct any action that would contravene, or cause the others to contravene, applicable Privacy Laws. The parties shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. Specifically, the Trustee agrees (a) to have a designated chief privacy officer, (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry, (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any purpose except with the consent of or direction from the other parties or the individual involved, (d) not to sell or otherwise improperly disclose personal information to any third party, and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification. The Trustee may transfer personal information to other companies in or outside of Canada for the sole purpose of receiving data processing, storage or other support services in order to facilitate the services provided under this Agreement. Further, each party agrees that it shall not provide, or cause to be provided to the Trustee, any personal information of any third party to this Agreement other than such personal information as is reasonably necessary to permit the Trustee to complete its duties hereunder.

ARTICLE 8

COMPENSATION

8.1 Fees and Expenses of the Trustee. D-Wave Quantum, CallCo and ExchangeCo jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and shall reimburse the Trustee for all reasonable and documented expenses (including, but not limited to, taxes (other than taxes based on the net income or capital of the Trustee), fees paid to legal counsel and other experts and advisors and agents and travel expenses) and disbursements, including the reasonable cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, in each case reasonably incurred by the Trustee in connection with its duties under this Agreement; provided, however, that D-Wave Quantum, CallCo and ExchangeCo shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, gross negligence or willful misconduct.

ARTICLE 9

INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1 Indemnification of the Trustee.

(1)

D-Wave Quantum, CallCo and ExchangeCo jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable and documented expenses (including reasonable and documented expenses of the Trustee’s legal counsel) which, without bad faith, fraud, gross negligence or willful misconduct on the part of any Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by D-Wave Quantum, CallCo or ExchangeCo pursuant hereto.

(2)

The Trustee shall promptly notify D-Wave Quantum, CallCo and ExchangeCo of a claim or of any action commenced against any Indemnified Parties promptly after the Trustee or any of the Indemnified Parties shall have received written assertion of such a claim or action or have been served with a summons or other first legal process giving information as to the nature and basis of the claim or action; provided, however, that the omission to so notify D-Wave Quantum, CallCo or ExchangeCo shall not relieve D-Wave Quantum, CallCo or ExchangeCo of any liability which any of them may have to any Indemnified Party except to the extent that any such delay prejudices the defence of any such claim or action or results in any increase in the liability which D-Wave Quantum, CallCo or ExchangeCo have under this indemnity. Subject to (ii) below, D-Wave Quantum, CallCo and ExchangeCo shall be entitled to participate at their own expense in the defence and, if D-Wave Quantum, CallCo and ExchangeCo so elect at any time after receipt of such notice, any of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless (i) the employment of such counsel has been authorized by D-Wave Quantum, CallCo or ExchangeCo, or (ii) the named parties to any such suit include both the Trustee and D-Wave Quantum, CallCo or ExchangeCo and the Trustee shall have been advised by counsel acceptable to D-Wave Quantum, CallCo and ExchangeCo that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to D-Wave Quantum, CallCo or ExchangeCo and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case D-Wave Quantum, CallCo and ExchangeCo shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of the Trust and the resignation or removal of the Trustee.

(3)

Notwithstanding any other provision of this Agreement, any liability of the Trustee shall be limited to: (i) direct damages; and (ii) in the aggregate, the amount of annual fees collected by the Trustee under this Agreement in the twelve (12) months immediately preceding the first notice of the claim.

(4)

Notwithstanding any other provision of this Agreement, and whether such losses or damages are foreseeable or unforeseeable, the Trustee shall not be liable under any circumstances whatsoever for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages of any other person.

9.2 Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement.

ARTICLE 10

CHANGE OF TRUSTEE

10.1 Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to D-Wave Quantum, CallCo and ExchangeCo specifying the date on which it desires to resign, provided that such notice shall not be given less than 30 days before such desired resignation date unless D-Wave Quantum, CallCo and ExchangeCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, D-Wave Quantum, CallCo and ExchangeCo shall promptly appoint a successor trustee, which successor trustee shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces and territories of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, D-Wave Quantum, CallCo and ExchangeCo shall be jointly and severally liable to reimburse the retiring trustee for its reasonable and documented legal costs and expenses in connection with same.

10.2 Removal. The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by D-Wave Quantum, CallCo and ExchangeCo, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.

10.3 Successor Trustee. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to D-Wave Quantum, CallCo and ExchangeCo and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of D-Wave Quantum, CallCo and ExchangeCo or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, D-Wave Quantum, CallCo, ExchangeCo and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4 Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, D-Wave Quantum, CallCo and ExchangeCo shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a then-current List. If D-Wave Quantum, CallCo or ExchangeCo shall fail to cause such notice to be mailed within ten Business Days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed promptly at the expense of D-Wave Quantum, CallCo and ExchangeCo.

ARTICLE 11

D-WAVE QUANTUM SUCCESSORS

11.1 Certain Requirements in Respect of Combination, etc. So long as any Exchangeable Shares not owned by D-Wave Quantum or its affiliates are outstanding, D-Wave Quantum shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale for otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation or merger, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)

such other person or continuing corporation (the “D-Wave Quantum Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the D-Wave Quantum Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such D-Wave Quantum Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of D-Wave Quantum under this Agreement; and

(b)

such transaction shall be upon such terms and conditions as to substantially preserve and not impair any of the rights, duties, powers and authorities of the Trustee or the holders of the Exchangeable Shares.

11.2 Vesting of Powers in Successor. Whenever the conditions of Section 11.1 have been duly observed and performed, the parties, if required by Section 11.1, shall execute and deliver the supplemental trust agreement provided for in Section 11.1(a) and thereupon the D-Wave Quantum Successor and such other person that may then be the issuer of the D-Wave Quantum Shares shall possess and from time to time may exercise each and every right and power of D-Wave Quantum under this Agreement in the name of D-Wave Quantum or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of D-Wave Quantum or any officers of D-Wave Quantum may be done and performed with like force and effect by the directors or officers of such D-Wave Quantum Successor.

11.3 Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing (a) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of D-Wave Quantum (other than ExchangeCo or CallCo) with or into D-Wave Quantum, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of D-Wave Quantum (other than ExchangeCo or CallCo), provided that all of the assets of such subsidiary are transferred to D-Wave Quantum or another wholly-owned direct or indirect subsidiary of D-Wave Quantum, (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of D-Wave Quantum among the shareholders of such subsidiary for the purpose of winding up its affairs, and (d) any such transactions which are expressly permitted by this Article 11.

11.4 Successor Transactions. Notwithstanding the foregoing provisions of this Article 11, in the event of a D-Wave Quantum Extraordinary Transaction:

(a)

in which D-Wave Quantum merges, combines or amalgamates with, or in which all or substantially all of the then outstanding D-Wave Quantum Shares are acquired by, one or more other corporations to which D-Wave Quantum is, immediately before such merger, combination, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)

in which all or substantially all of the then outstanding D-Wave Quantum Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such D-Wave Quantum Extraordinary Transaction, owns or controls, directly or indirectly, D-Wave Quantum;

then, (i) all references herein to “D-Wave Quantum” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “D-Wave Quantum Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the exchange of such shares pursuant to this Agreement immediately subsequent to the D-Wave Quantum Extraordinary Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the exchange of such shares pursuant to this Agreement had occurred immediately prior to the D-Wave Quantum Extraordinary Transaction and the D-Wave Quantum Extraordinary Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of this Agreement and without any further action required, and (ii) D-Wave Quantum shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

ARTICLE 12

AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1 Amendments, Modifications, etc. Subject to Section 12.2, 12.4 and 14.1 this Agreement may not be amended or modified except by an agreement in writing executed by D-Wave Quantum, CallCo, ExchangeCo and the Trustee and approved by the Beneficiaries in accordance with Section [27.10(b)] of the Exchangeable Share Provisions.

12.2 Ministerial Amendments. Notwithstanding the provisions of Section 12.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of D-Wave Quantum, CallCo, ExchangeCo and the Trustee, acting on the advice of counsel, shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)	evidencing the succession of D-Wave Quantum Successors and the covenants of and obligations assumed by each such D-Wave Quantum Successor in accordance with the provisions of Article 11;

(c)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of D-Wave Quantum, CallCo and ExchangeCo and in the opinion of the Trustee, acting on the advice of counsel, it may be expedient to make, provided that each such board of directors and the Trustee shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the Beneficiaries; or

(d)

making such changes or corrections which, on the advice of counsel to D-Wave Quantum, CallCo, ExchangeCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that each such board of directors and the Trustee shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the Beneficiaries.

12.3 Meeting to Consider Amendments. ExchangeCo, at the request of D-Wave Quantum, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the articles of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

12.4 Changes in Capital of D-Wave Quantum and ExchangeCo. Notwithstanding the provisions of Section 12.1, at all times after the occurrence of any event contemplated pursuant to Section [2.7] or [2.8] of the Support Agreement or otherwise, as a result of which either D-Wave Quantum Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which D-Wave Quantum Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5 Execution of Supplemental Trust Agreements. Notwithstanding the provisions of Section 12.1, from time to time D-Wave Quantum, CallCo and ExchangeCo (in each case, when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)

evidencing the succession of D-Wave Quantum Successors and the covenants of and obligations assumed by each such D-Wave Quantum Successor in accordance with the provisions of Article 11 and the successors of the Trustee or any successor trustee in accordance with the provisions of Article 10;

(b)

making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Right which, in the opinion of the Trustee, acting on the advice of counsel, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to D-Wave Quantum, CallCo, ExchangeCo, the Trustee or this Agreement; and

(c)

for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby; provided that, in the opinion of the Trustee, acting on the advice of counsel, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 13

TERMINATION

13.1 Term. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary; and

(b)

each of D-Wave Quantum, CallCo and ExchangeCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section [27.10(b)] of the Exchangeable Share Provisions.

13.2 Survival of Agreement. This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 8 and Article 9 shall survive any such termination of this Agreement.

ARTICLE 14

GENERAL

14.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

14.2 Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

14.3 Notices to Parties. Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by electronic transmission to the parties at the following addresses:

(a)	In the case of D-Wave Quantum, CallCo or ExchangeCo at the following address:

c/o D-Wave Systems Inc.

3033 Beta Avenue

Burnaby, BC V5G 4M9

Attention: General Counsel

E-mail: legal@dwavesys.com

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Adam M. Givertz

Ian M. Hazlett

E-mail:  agivertz@paulweiss.com

              ihazlett@paulweiss.com

Blake, Cassels & Graydon LLP

Suite 2600, 595 Burrard Street

Vancouver, B.C. V7X 1L3

Attention: Steven McKoen, Q.C.

E-mail: steven.mckoen@blakes.com

(b)	In the case of Trustee, at the following address:

Computershare Trust Company of Canada

510 Burrard Street, 3rd Floor

Vancouver, British Columbia V6C 3B9

Attention: General Manager, Corporate Trust

Email: corporatetrust.vancouver@computershare.com

and such notice or other communication shall be deemed to have been given and received (x) if delivered on a Business Day prior to 4:30 p.m. (local time in the place where the notice or other communication is received), on the date of delivery, or (y) otherwise, on the next Business Day. Either party may change its address for notice by giving notice to the other parties in accordance with the foregoing provisions.

14.4 Notice to Beneficiaries. Any notice, request or other communication to be given to a Beneficiary shall be given or sent to the address of the holder recorded in the securities register of ExchangeCo or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder, in any manner permitted by the articles of ExchangeCo, and shall be deemed received at the time specified by such articles. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

14.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Each party agrees that this Agreement may be delivered by electronic means and that electronic signatures shall be binding in the same manner as original signatures.

14.6 Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

14.7 Attornment. Each of D-Wave Quantum, CallCo, ExchangeCo and the Trustee agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the nonexclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and D-Wave Quantum hereby appoints ExchangeCo at its registered office in the Province of British Columbia as attorney for service of process.

14.8 Communications Methods. The Trustee shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to the Trustee (“Electronic Methods”) from a person purporting to be (and whom the Trustee, acting reasonably, believes in good faith to be) the authorized representative of a party, as sufficient instructions and authority of the party for the Trustee to act and shall have no duty to verify or confirm that such person is so authorized. The parties hereto acknowledge that they are fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than Electronic Methods.

14.9 Force Majeure. No party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 14.9.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

D-WAVE QUANTUM INC.

By:
Name:
Title:

DWSI CANADA HOLDINGS ULC

By:
Name:
Title:

D-WAVE QUANTUM TECHNOLOGIES INC.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:
Title:

By:
Name:
Title: